Exhibit 5

[Morgan, Lewis & Bockius LLP Letterhead]

February 24, 2009

Church & Dwight Co., Inc.
469 North Harrison Street
Princeton, NJ   08543-5297

Re:           Church & Dwight Co., Inc. – Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for Church & Dwight Co., Inc. a Delaware corporation (the “Company”), in connection with its filing of an automatic shelf registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “Commission”).  The Registration Statement relates to the offer and sale by the Company from time to time, in one or more offerings, as set forth in the prospectus contained in the Registration Statement (the “Prospectus”) and as shall be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”), of securities (the “Securities”), which may include any or all of the following: (i) shares of the Company’s common stock, $1.00 par value (“Common Stock”); (ii) shares of one or more series of the Company’s preferred stock, $1.00 par value (“Preferred Stock”); (iii) one or more series of the Company’s debt securities (the “Debt Securities”).

In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of (i) the Certificate of Incorporation of the Company (the “Certificate of Incorporation”) and By-laws of the Company (the “By-laws”), each as amended to date, (ii) certain resolutions of the Company’s Board of Directors relating to the Registration Statement, (iii) the form of Indenture between the Company and The Bank of New York Mellon, as trustee (the “Trustee”), pursuant to which the Senior Debt Securities are to be issued from time to time (the “Senior Debt Indenture”), (iv) the form of Indenture between the Company and the Trustee pursuant to which Subordinated Debt Securities are to be issued form time to time (together with the Senior Debt Indenture, the “Indentures”), and (v) such other documents, records and other instruments as we have deemed appropriate for purposes of the opinions set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.  With respect to matters of fact relevant to our opinions as set forth below, we have relied upon certificates of officers of the Company, representations made by the Company in documents examined by us and representations of officers of the Company.  We have also obtained and relied upon such certificates and assurances from public officials as we have deemed necessary for the purposes of our opinions set forth below.

Church & Dwight Co., Inc.
February 24, 2009

For the purpose of the opinions set forth below, we have also assumed, without independent investigation or verification, that:

•
the issuance, sale, number or amount, as the case may be, and terms of Securities to be offered from time to time will be duly authorized and established by the authorizing resolutions of the Board of Directors of the Company, in accordance with the Certificate of Incorporation, the By-laws and applicable Delaware [or New York] law (each, a “Corporate Action”), and will not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject;

•
prior to the issuance of shares of one or more series of Preferred Stock, the designations, preferences and relative, participating, optional or other rights, or the qualifications, limitations or restrictions relating to each such series of Preferred Stock not fixed in the Certificate of Incorporation will have been fixed by the Board of Directors by appropriate Corporate Action and a certificate of designations relating thereto shall have been filed with the Secretary of State of the State of Delaware;

•
each of the Indentures will be duly executed and delivered by the Company and the Trustee, each of the Indentures has been qualified under the Trust Indenture Act of 1939, as amended; the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indentures; and each of the Indentures will constitute a legal, valid and binding obligation of the Trustee; and

•
a definitive purchase, underwriting or similar agreement (each, a “Definitive Agreement”) with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.
Upon due authorization by Corporate Action of the issuance and sale of shares of Common Stock and upon issuance and delivery of such shares of Common Stock against payment of consideration for such shares (in an amount at least equal to the aggregate par value of such shares of Common Stock) in accordance with the terms and provisions of the applicable Definitive Agreements, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, and, if applicable, upon the conversion, exchange or exercise of any other Securities in accordance with their respective terms, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement (which shall, in each case, provide for payment of consideration that shall be at least equal to the aggregate par value of such shares of Common Stock), such shares of Common Stock will be validly issued, fully paid and nonassessable.

Church & Dwight Co., Inc.
February 24, 2009

2.
Upon due authorization by Corporate Action of the issuance and sale of shares of a series of Preferred Stock and upon issuance and delivery of such shares of Preferred Stock against payment of consideration for such shares (in an amount at least equal to the aggregate par value of such shares of Preferred Stock) in accordance with the terms and provisions of applicable Definitive Agreements, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, and, if applicable, upon the conversion, exchange or exercise of any other Securities in accordance with their respective terms, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement (which shall, in either case, provide for payment of consideration at least equal to the aggregate par value of such shares of Preferred Stock), such shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.

3.
When the specific terms of a particular issuance of Debt Securities have been duly authorized by Corporate Action and are in accordance with the terms of the applicable Indenture, and such Debt Securities have been duly executed, authenticated, completed, issued and delivered, against payment of consideration for such Debt Securities, in accordance with the terms and provisions of the Indenture and the applicable Definitive Agreements, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, such Debt Securities will constitute valid and binding obligations of the Company and will be entitled to the benefits of the applicable Indenture.

The opinions set forth above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors’ rights or remedies generally, (ii) general principles of equity (whether such principles are considered in a proceeding at law or equity), including the discretion of the court before which any proceeding may be brought, concepts of good faith, reasonableness and fair dealing and standards of materiality, and (iii) limitations on enforceability to the extent that acceleration of indebtedness under any Debt Security may impair collectibility of that portion, if any, of the principal amount thereof that might be determined to be unearned interest thereon.

We express no opinion as to laws other than the General Corporation Law of the State of Delaware, the laws of the State of New York and the federal laws of the United States of America.  Although the Securities may be issued from time to time on a delayed or continuous basis, the opinions expressed herein are limited to the laws, including rules and regulations, as in effect on the date hereof.

Church & Dwight Co., Inc.
February 24, 2009

We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the Prospectus.  In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ MORGAN, LEWIS & BOCKIUS LLP